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                                  EXHIBIT 10(b)

         WRITTEN CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

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[DELOITTE & TOUCHE LLP LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-90243 of Merrill Lynch Life Variable Annuity Separate Account A on Form N-4 of our reports on (i) Merrill Lynch Life Insurance Company dated February 28, 2000, and (ii) Merrill Lynch Life Variable Annuity Separate Account A dated February 14, 2000, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP


New York, New York
March 10, 2000